Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-39090, 33-62966, 33-52319, 33-57683, 333-21503, 333-62319, 333-84409, 333-67760, 333-88422 and 333-102742) of Griffon Corporation and its subsidiaries of our report dated December 13, 2005 relating to the financial statements, financial statement schedules, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appear in this Form 10-K.

/s/ PRICEWATERHOUSECOOPERS LLC

New York, New York
December 13, 2005